EQUIPMENT LEASE AGREEMENT

THIS EQUIPMENT LEASE AGREEMENT (the “Agreement”) is made and effective as of the 1st day of January 2020, by and between COBRA AVIATION SERVICES LLC and COBRA ACQUISITIONS LLC (the “Lessors”), and BRIM EQUIPMENT LEASING LLC dba BRIM AVIATION (the “Lessee” and, collectively, the “Parties”).

WHEREAS, Lessors have the right to lease certain equipment set forth on the attached “Exhibit A” (collectively known as the “Equipment”) and desires to lease such Equipment to Lessee; and

WHEREAS, Lessee desires to lease the Equipment from Lessors subject to the terms outlined in this Agreement.

NOW, THEREFORE, in consideration of these mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledge, the Parties agree as follows:

1.  Lease. Lessors hereby agrees to lease the Equipment to Lessee.

2.  Term. Subject to the conditions stated herein, the term of this Agreement shall be for a period of one (1) year from the date of execution (the “Effective Date”) and continued from year to year thereafter; provided however, that this Agreement may be cancelled at any time for any reason by either party upon sixty (60) days written notice to the other party.

3. Payment. Lessee shall pay to Lessors a total payment (the “Payment”) of an amount equal to Seven-thousand dollars and no/100’s ($7,000.00) per month for the lease of the Equipment in lawful money of the United States of America, which shall be payable at the address shown below on the first day of each and every month during the Term.

4. IFTA and Other Charges. All taxes and license charges levied on, or assessed against, the Equipment under this Lease are to be for the sole account of Lessee to the extent they arise from the leasing of the Equipment during the Term, including, but not limited to, IFTA related taxes and charges.

5.  Maintenance, Operation and Modification. Lessee agrees that the Equipment shall not be subjected to careless, unusually rough usage; and Lessee shall, at its own expense, maintain the Equipment and its appurtenances in good repair and operative condition. Lessee agrees to be responsible for normal and reasonable maintenance and repairs that arise directly as a result of
Lessee’s utilization of the Equipment, provided, however, that Lessee may conduct such repairs in such a manner as Lessee, in its sole discretion, seems reasonably appropriate.

6.  Risk of Loss. Lessee agrees that it shall bear the risk of loss with respect to the delivery of the Equipment to Lessee. Possession will be deemed to have been delivered upon actual delivery from Lessors to Lessee.

7.  Warranties. Lessors warrant the Equipment is adequate and in good working order, and that all materials, goods, supplies or manufactured articles furnished by Lessors in association with the Equipment are of suitable quality and workmanship for their intended purposes.

8.  Headings. The headings in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

9. Amendment. This Agreement may not be amended or modified by any act or conduct of the Parties or by oral agreements unless reduced and agreed to in writing signed by both Lessors and Lessee. No waiver of any of the terms of this Agreement shall be binding upon Lessee unless reduced to writing and signed by Lessee.

10.  Severability of Clauses. The invalidity, in whole or in part of any clauses of this Agreement shall in no way affect or impair of any other provision of this Agreement unless such invalidity cause either party to suffer a substantial economic impact hereunder, in which case the Parties shall negotiate a mutually acceptable replacement provision.

11.  Entire Agreement. This Agreement and the Exhibits attached hereto contain the entire agreement between Lessors and Lessee concerning the Equipment, and there are no other representation, promises or agreements either oral or written. All negotiations, consideration, representation and understandings between the parties are incorporated herein and are superseded hereby. There are no terms, obligations, covenants, statements, representations, warranties or conditions relating to the subject matters hereof other than those specifically contained here.

12.  Binding Effect. This Agreement shall be binding upon and inure to the benefit of Lessors and Lessee and their respective, successors and permitted assigns.

13.  Notice. All rent and other payments required to be made by Lessee to Lessors shall be payable to Lessors at the address set forth below, or at any other address Lessors may specify from time to time by written notice delivered to Lessee. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon receipt if personally delivered, or if mailed, first class, registered or certified mail, postage prepaid, three (3) business days mailing in the United States mails to the parties:

If to Lessors:

COBRA AVAITION SERVICES LLC
Attention: Mark Layton, Chief Financial Officer
14201 Caliber Drive, Suite 300
Oklahoma City, OK 73134
E-mail: mlayton@mammothenergy.com

COBRA ACQUISITIONS LLC
Attention: Mark Layton, Chief Financial Officer
14201 Caliber Drive, Suite 300
Oklahoma City, OK 73134
E-mail: mlayton@mammothenergy.com

With Copy to Legal Department.

If to Lessee:

BRIM EQUIPMENT LEASING LLC dba BRIM AVIATION
Attention: Julie Brim, President
455 Dead Indian Memorial Road
Ashland, Oregon 97520
jbrim@brimaviation.com

With copy to:

WEXFORD CAPITAL LP
Attention: Legal
411 West Putnam Avenue
Greenwich, CT 06830

14.  Governing Law. This Agreement has been delivered in the State of Delaware and shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware including all matters of construction, validity and performance, without giving effect to its conflict of laws provisions.

15. Jurisdiction and Venue. Exclusive jurisdiction and venue over and all disputes between the Parties arising under this Agreement shall be in, and for such purpose each Party hereby submits to the jurisdiction of, the state and federal courts serving the State of Oregon.

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IN WITNESS WHEREOF, this Agreement has been executed on June 29, 2020 and is effective as of the day and year first written above.

“Lessors”

COBRA AVIATION SERVICES LLC

By: /s/ Mark Layton
Name: Mark Layton
Title: Chief Financial Officer

COBRA ACQUISITIONS LLC

By: /s/ Mark Layton
Name: Mark Layton
Title: Chief Financial Officer

“Lessee”

BRIM AVIATION

By: /s/ Julie Brim
Name: Julie Brim
Title: President

EXHIBIT “A”

Year, Make and Model	VIN #
1987 BEALL TRL	1BN1T2422HP182220
2001 FORD PK F25	1FTNW21FX1ED64143
2003 FORD PK F25	1FTNX21F23EA61812
2005 CHEV PK	1GBE4E3225F503817
2007 CHEV PK CAE	1GBE4E3257F416416
2007 FORD PK F65	3FRNW65F77V418659
2011 FORD TK F45	1FT8W4DT9BEC47133
1984 KW TR W90	1XKWD29X1ES322866
1997 EAGE UT	129697
1983 TRNSL TR	1BN1T2730DP151070
2000 SILVR MT	4SMSP2433YS001577
2005 FORD PK F65	3FRNW65Z85V109449
2018 EXPRESS QUAD CAB RJ169648 1500	1C6RR7FG7JS169648
2018 EXPRESS QUAD CAB RJ181874 1500	1C6RR7FGXJS181874
(2) HELI WAGONS 12’X12’
(2) HELI PLATFORM 14’X14’